Exhibit 10.1

MQ ASSOCIATES, INC.

2003 STOCK OPTION PLAN

1.                                      Purpose.

The purpose of the MQ Associates, Inc. 2003 Stock Option Plan (the “Plan”) is to provide an incentive to certain employees of MQ Associates, Inc., a Delaware corporation (the “Company”), and of the Company’s subsidiaries and affiliates (the Company and its subsidiaries and affiliates are referred to collectively as “MedQuest”) by granting such employees: (i) incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) options that are not ISOs (“NQSOs”), in either case to acquire shares of the Company’s common stock, par value $0.001 per share (“Shares” of “Stock”).  Collectively, ISOs and NQSOs granted under the Plan are referred to herein as “Options.”

2.                                    Effective Date and Term of the Plan.

The Plan is effective as of January 1, 2003 (the “Effective Date”).  Subject to Sections 10 and 12 below, the Plan shall continue in effect from the Effective Date until the day before the tenth anniversary of the Effective Date (the “Termination Date”).  In no event shall any Options be granted under the Plan after the Termination Date.  Options granted prior to the Termination Date shall remain in effect until their exercise, surrender, cancellation or expiration in accordance with their terms and the terms of the Plan.  It is acknowledged that the terms of the Plan shall continue in effect after the Termination Date for so long as is necessary to the enforcement of the rights and obligations of the Company and any Optionee under the Plan or any Option.

3.                                      Stock Subject to the Plan.

(a)                                  Subject to adjustment as provided in Section 10 below, the aggregate number of Shares subject to Options granted under the Plan shall not exceed Sixteen Million Nine Hundred Ninety-Nine Thousand Nine Hundred and Ninety-Nine (16,999,999) (the “Total Authorized Shares”); provided, however, that only Top-Off Options (as defined in Section 11 below) may be granted with respect to Five Million Five Hundred Fifty-Five Thousand Five Hundred and Fifty-Five (5,555,555) of the Total Authorized Shares, such that, prior to Conversion as described in Section 11, the aggregate number of Shares subject to Options granted under the Plan shall not exceed Eleven Million Four Hundred Forty-Four Thousand Four Hundred and Forty-Four (11,444,444) (the “Pre-Conversion Total Authorized Shares”).

(b)                                  Shares subject to Options that for any reason expire, or are canceled, terminated, forfeited or otherwise settled without the issuance of such Shares shall again be available for award under the Plan, subject to the limitation set forth in Subsection (a) above.

(c)                                Shares issued upon exercise of Options may consist, in whole or in part, of Shares held in treasury or authorized but unissued Shares not reserved for any other purpose.

(d)                                  Shares issued upon the exercise of Options shall be fully paid and nonassessable.

(e)                                  Unless otherwise determined by the Committee, no Option shall be exercisable with respect to any fractional Shares.

4.                                      Administration of the Plan.

(a)                                  Committee.  The Plan shall be administered by the Company’s Board of Directors (the “Board”) or a committee thereof (the Board or committee is hereinafter referred to as the  “Committee”).  The Committee shall at all times consist of at least two members, each of whom shall be a Director who is a “non-employee director” within the meaning of Rule 16(b)-3 promulgated by the Securities Exchange Commission under the Securities and

Exchange Act of 1934, as amended,  and, if necessary for any Options to qualify for any tax or other material benefit to Optionees under applicable regulations under Section 162(m) of the Code, each shall be an “outside director” (as defined in applicable regulations).  The Committee shall be appointed by, and serve at the pleasure of, the Board.

(b)                                  Authority.  Subject to the specific limitations and restrictions set forth in the Plan, the Committee shall have the authority: (i) to grant ISOs to employees who the Committee determines are key to the success of MedQuest (“Key Employees”); (ii) to grant NQSOs to such employees as the Committee shall select (the grantee of an ISO or NQSO is hereinafter referred to as an “Optionee”); (iii) to make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of Shares that may be subject to Options, the Option Price, and the period during which an Optionee must remain an employee of Medquest prior to the exercise of an Option; (iv) to construe the terms of the Option Agreements and the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of the Option Agreements, which need not be the same, (vii) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in any manner that the Committee deems necessary or desirable; (viii) to amend the terms of any Option, subject to the provisions of the Plan; (ix) to grant to Optionees in exchange for their surrender of Options, new Options containing such other terms and conditions as the Committee shall determine; and (x) to make other determinations in the judgment of the Committee necessary or appropriate for the administration of the Plan.  Any interpretation or decision of the Committee shall be final and conclusive.  Nothing in this Section 4(b) shall give the Committee the right to increase the Total Authorized Shares or the Pre-Conversion Total Authorized Shares (except as provided in Section 10 below), to extend the term of the Plan, or to extend the period during which any ISO may be exercised beyond ten years from the Grant Date.

(c)                                  Liability/Protection.  No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of the Plan.  Service as a member of the Committee shall constitute service as a member of the Board, so that members of the Committee shall be entitled to indemnification for their service on the Committee to the full extent provided for service as members of the Board.

5.                                      Option Grants.

(a)                                  Option Agreement.  The Committee shall, subject to the terms of the Plan,  have sole authority to determine the employees to whom Options shall be granted under the Plan and the terms and conditions of such Options.  Each Option granted under the Plan shall be evidenced by a stock option agreement (each, an “Option Agreement”).  Each Option Agreement shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the Committee may deem necessary or desirable.   Unless the Committee determines otherwise at the time of any grant, each Option Agreement shall be in substantially the form attached hereto as Exhibit A.

(b)                                  Option Price.  The price at which a Share may be purchased upon exercise of an Option (the “Option Price”) shall be determined by the Committee at the time the Option is granted, and shall be specified in the applicable Option Agreement.  The Option Price shall not be less than (i) in the case of an ISO granted to a Key Employee who, at the time of the grant, is not a Ten Percent Shareholder, as defined below, one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (the “Grant Date”); (ii) in the case of an ISO granted to a Key Employee who, at the time of grant, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary (a “Ten Percent Shareholder”), one hundred and ten percent (110%) of the Fair Market Value on the Grant Date; or (iii) in the case of a NQSO, the price determined by the Committee.  Unless the Committee determines otherwise at the time of an Option is granted and except as otherwise required under clause (ii) of this Section 5(b) above, the Option Price shall be the Fair Market Value of a Share on the Grant Date.  “Fair Market Value” means, as of any date, the fair market value of a Share as determined by the Committee in accordance with any reasonable method of valuation consistent with applicable requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including, as applicable, the provisions of Section 422(c)(8) of the Code.  The Option Price shall be subject to adjustment in accordance with Section 10 hereof and shall be paid in cash, by certified or bank check, in Shares of Stock that have been held by the Optionee for at least six (6) months prior to the date of exercise or for such other period as the Committee may determine, or in such other form of payment as the Committee, in its discretion may allow, to the extent consistent with any applicable requirements of the Code.  After the Registration Date, the Company will make available a procedure for, and will permit, broker assisted “cashless” exercise of Options to the extent permitted by applicable law.  As used herein, the term “Registration Date” means the first day on which an offering of any Share of Stock is registered for sale to the public under the Securities Act of 1933, as amended.

(c)                                  Number of Shares.  Each Option Agreement shall specify the number of Shares subject thereto.

(d)                                  Option Term.  The Committee shall determine the term of each Option (the “Option Term”); provided that no Option Term shall extend for a period continuing beyond ten (10) years from the Grant Date.

6.                                      Exercise of Options.

Subject to applicable law and the terms and conditions of the Plan, an Option granted under the Plan shall be exercisable at such time, or times, upon the occurrence of such event or events, for such period or periods, in such amount or amounts, and upon the satisfaction of such terms and conditions including, without limitation, terms and conditions relating to notice of exercise, the date the Option is deemed exercised, delivery and transferability of Shares and withholding of taxes, as the Committee shall may specify in the Option Agreement.  It is understood that if any Option or Options that are intended to be treated as ISOs become exercisable by any single Optionee for the first time during any calendar year with respect to Option Shares the aggregate Fair Market Value (as determined on the Grant Date) of the which exceeds One Hundred Thousand Dollars ($100,000), under current tax law ISO treatment may be available only with respect to that portion of the Option or Options that relates to the number of Option Shares having an aggregate Fair Market Value that does not exceed One Hundred Thousand Dollars (as determined on the Grant Date), and the excess portion of the Option or Options shall instead be treated as an NQO or NQOs.

7.                                      Expiration of Options.

Any unexercised Options shall automatically and without notice expire upon the first to occur of the following:

(a)                                  the tenth anniversary of the Grant Date, or such earlier date as may be specified in the applicable Option Agreement; or

(b)                                  upon termination of the Optionee’s employment with MedQuest, except to the extent otherwise specified in the applicable Option Agreement or as determined by the Committee.  Notwithstanding anything to the contrary herein or in any Option Agreement, in no event shall any ISO be exercisable after (x) in the case of any ISO granted to a Ten Percent

Stockholder, the fifth anniversary of the Grant Date and (y) in the case of any other ISO, the tenth anniversary of the Grant Date.

8.                                      Non-Transferability of Options.

(a)                                  Except as otherwise provided in any applicable Option Agreement, no Option granted under the Plan shall be transferable by any Optionee other than by will or the laws of descent or distribution.  Except as otherwise provided in any applicable Option Agreement, during the lifetime of an Optionee, an Option shall be exercisable only by the Optionee.  Except as otherwise determined by the Committee, any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment or similar process, any Option other than as permitted above or in the applicable Option Agreement shall be null and void and of no effect, and shall result in termination of the Option and forfeiture of all rights with respect thereto.

(b)                                  The Company may require that any Optionee, as a condition to exercise of any Option, give written assurances in substance and form satisfactory to the Company to the effect that he or she is acquiring the Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and state securities laws.

(c)                                  Notwithstanding anything to the contrary in the Plan or in any Option Agreement,  no Option may be exercised and no Shares or certificates representing Shares shall be issued if, in the judgment of the Committee, such exercise or issuance would constitute a violation of any state or Federal law or the rules or regulations of any governmental regulatory body or any securities exchange.  If, at any time, counsel to the Company determines that the Shares must be listed, registered or otherwise qualified on any securities exchange or under any state or Federal law, or that the consent or approval of any governmental or regulatory body is necessary as a condition of, or in connection with the issuance or purchase of Shares pursuant to any Option, the Option may not be exercised, in whole or in part, unless and until all required listings, registrations, qualifications, consents and approvals have been effected or obtained on conditions acceptable to the Board.  Nothing herein shall be deemed to require the Company to apply for or to obtain any such listing, registration, qualification, consent or approval.

9.                                      No Special Rights.

No Optionee shall have any voting or other rights as a stockholder of the Company with respect to any Shares covered by an Option until exercise of the Option and issuance of a certificate or certificates to the Optionee for such Shares.  Nothing herein or in any Option Agreement shall confer on any Optionee any right to continued employment with MedQuest or interfere in any way with the rights of MedQuest to terminate such employment at any time.

10.                               Adjustments for Change in Capital Structure and Special Transactions.

(a)                                  Recapitalization, etc.  In the event of a stock dividend, stock split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets other than cash dividends (a “Restructuring Event”), the number or kinds of Shares subject to the Plan or to any Option previously granted, and the Option Price, shall be adjusted by the Committee as it reasonably determines is consistent with the purposes of the Plan to reflect such Restructuring Event.

(b)                                  Special Transactions.  In the event of a merger, consolidation or other form of reorganization of the Company with or into another corporation (other than a merger, consolidation or other form of reorganization in which the Company is the surviving corporation), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity, other than an offer made by the Company (a “Special Transaction”), the Committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it reasonably determines is consistent with the purposes of the Plan with respect to the number or kinds of Shares subject to the Plan or any Option under the Plan.  Such action by the Committee may include (but shall not be limited to) the following:

(i)                                    accelerating the full exercisability of an Option during such period as the Committee shall prescribe following the public announcement of such Special Transaction;

(ii)                                cancelling the portion of any Option that has not become exercisable and is not scheduled to become exercisable prior to the date the Special Transaction;

(iii)                            permitting any Optionee, at his or her election and within any time period as the Committee may prescribe, to surrender Options (or any portion thereof) in exchange for  cash payment in an amount and in a manner determined by the Committee; or

(iv)  requiring any Optionee, at any time prescribed by the Committee, to surrender Options (or any portion thereof) (A) in exchange for cash payment as described in clause (iii) above, provided in such case, that cash payment shall be in an amount per Option equal to the difference between the Option Price and the Fair Market Value as of the date of surrender or such other amount as the Committee may determine, or (B) in exchange for and, if necessary, subject to shareholder approval of a substitute Option or other award issued by the corporation surviving such Special Transaction or acquiring the Company’s assets, which the Committee, in the good faith exercise of its business judgment, determines to have a value substantially equivalent to the value of the Options surrendered.

11.                               Top-Off Option Grants Upon Conversion of Preferred Equity.

Upon conversion of any of the Company’s Preferred Stock into Common Stock pursuant to the Company’s Certificate of Incorporation, as amended and restated and in effect from time to time (“Conversion”), each Covered Optionee (defined below) shall be granted an additional Option (a “Top-Off Option”) with respect to that number of Option Shares that, when combined with the total number of Option Shares covered by Options previously granted to such Covered Optionee, shall bear the same proportion to the total number of Shares of Common Stock outstanding immediately after Conversion as the number of Option Shares covered by all Options previously granted to such Covered Optionee bears to the number of Shares of Common Stock Outstanding immediately prior to Conversion.  Each Top-Off Option (i) shall have an Option Price equal to the Fair Market Value of the Option Shares on the date of grant of the Top-Off Option, (ii) shall have an Option Term expiring on the expiration date of the Original Option (defined below), (iii) shall be exercisable at any time to the same extent that the Original Option is exercisable, and (iv) shall otherwise have the same terms and conditions as the first Option granted to such Covered Optionee under the Plan (the “Original Option”).  For Example, if an Optionee were granted an Option in the form attached to this Plan as Exhibit A with respect to 100 Option Shares on January 1, 2003 when 1,000,000 Shares of the Common Stock were outstanding and on January 1, 2005 Preferred Stock of the Company were converted into 100,000 Shares of Common Stock such that 1,100,000 Shares of Common Stock were then outstanding, then on January 1, 2005, such Optionee would receive a Top-Off Option having an exercise price equal to the Fair Market Value of the Common Stock on January 1, 2005 with respect to 10 Option Shares, and the Top-Off Option (i) would be exercisable with respect to

2/5ths of the Option Shares on January 1, 2005, (ii) would be scheduled to become exercisable with respect to all Option Shares on the January 1, 2008,  and (iii) would be scheduled to expire immediately prior to January 1, 2013.  As used herein, the term “Covered Optionee” means any Optionee whose Option Agreement expressly states that the Optionee shall be a Covered Optionee under this Section 11.

12.                               Amendment. Suspension or Termination of the Plan.

The Committee may, at any time, amend, suspend or terminate the Plan or any part thereof, including without limitation, any and all parts the Option granted under the Plan, in such manner as the Committee deems necessary or desirable; provided that no such action may be taken which would impair the rights of any Optionee with respect to any Option previously granted under the Plan without the Optionee’s consent.

13.                               Stockholders Agreement.

Unless otherwise determined by the Committee, on or before the date any Optionee will exercise any Option under the Plan, he or she shall become a party to the MQ Associates, Inc. Employee Stockholders Agreement, a copy of which is attached hereto as Exhibit B (as amended, the “Stockholders Agreement”), which Stockholders Agreement provides, among other things, for certain restrictions on the transfer of Shares acquired pursuant to any Option granted under the Plan (“Option Shares”).

14.                               Governing Law.

The Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles.  In case any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable in any respect by a judicial body having jurisdiction, such illegality, invalidity or unenforceability shall not effect any other provision of this Plan, and this Plan shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein.

15.                               References.

References in the Plan to Optionee shall be deemed, where appropriate, to refer to the beneficiary or legal representative of any Optionee who dies or is determined to be physically or mentally incompetent.

MQ ASSOCIATES, INC.

By:	Effective Date: January 1, 2003
Name:
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